AMENDMENT TO THE CUSTODY AGREEMENT BETWEEN
                        OLD MUTUAL INSURANCE SERIES FUND
                      AND U.S. BANK DATED FEBRUARY 28, 2002

                            AS AMENDED MARCH 1, 2006

1. All references to PBHG Insurance Series Fund are hereby replaced with Old Mutual Insurance Series Fund.

2. All references to First Union National Bank are hereby replaced with U.S. Bank, National Association (formerly, Wachovia Bank).

3.    Paragraph 33 is hereby amended to state as follows:

      Notices. All notices and other communications ("Notice" or "Notices" in this Paragraph) hereunder shall be in writing and shall first be sent by telegram, cable, telex, or facsimile sending device, and thereafter by overnight mail for delivery on the next business day. Notices shall be addressed (a) if to U.S. Bank, at U.S. Bank's address, _________________ ________; (b) if to the Fund, at 4643 South Ulster Street, 6th Floor, Denver, Colorado 80237, Attn: President; or (c) if to neither of the foregoing, at another address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, of if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. The sender shall pay all postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice.

4.    Attachment C is hereby amended to state as follows:

      Portfolios of the Trust:

      Old Mutual Columbus Circle Technology and Communications Portfolio Old Mutual Growth II Portfolio
      Old Mutual Large Cap Growth Portfolio
      Old Mutual Large Cap Growth Concentrated Portfolio
      Old Mutual Mid-Cap Portfolio
      Old Mutual Select Value Portfolio
      Old Mutual Small Cap Portfolio
      Old Mutual Small Cap Growth Portfolio

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OLD MUTUAL INSURANCE SERIES FUND

By: _____________________________________

Name: ___________________________________

Title: __________________________________

U.S. BANK, NATIONAL ASSOCIATION

By: _____________________________________

Name: ___________________________________

Title: __________________________________